Exhibit 3.1

FIFTH AMENDED AND RESTATED BYLAWS
OF
MOLSON COORS BEVERAGE COMPANY
(A Delaware Corporation)

Article I
STOCKHOLDERS

Section 1.1 Annual Meetings.

1.1.1            An annual meeting of the stockholders shall be held each year on such date and at such time and place, if any, either within or outside the State of Delaware, as may be designated by the board of directors of the Corporation (the “Board of Directors”) from time to time. At such meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may be brought properly before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

1.1.2            Nominations of persons to stand for election to the Board of Directors of the Corporation at an annual meeting of stockholders and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 of these Bylaws, (b) by any stockholder of record of the Corporation who is entitled to vote at the meeting with respect to such matter, who complies with the notice procedures set forth in Subsection 1.9 of these Bylaws and who is a stockholder of record of the relevant class of stock at the time such notice is delivered to the Secretary of the Corporation, (c) with respect to any proposal of business to be considered by the stockholders at an annual meeting of stockholders, by stockholders of record of the Corporation who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors or (d) with respect to nominations of persons to stand for election to the Board of Directors of the Corporation at an annual meeting of stockholders, in accordance with the restated certificate of incorporation of the Corporation (as the same may be amended or restated from time to time, the "Certificate of Incorporation") and these Bylaws, and with respect to all other matters, by or at the direction of the Board of Directors.

Section 1.2 Special Meetings.

1.2.1            Special meetings of stockholders entitled to vote at such meeting may be called at any time by the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Delaware as may be determined by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

1.2.2            Business transacted at any special meeting of stockholders shall be limited to (a) the purpose or purposes stated in the notice of such meeting and (b) any proposal of business made by stockholders of record of the Corporation who hold at least fifty percent (50%) of the voting power entitled to vote for a majority of directors.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to all stockholders of the Corporation, whether or not entitled to vote at such meeting. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place thereof, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of, or to vote at, the adjourned meeting.

Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum with respect to such matter. Shares entitled to vote as a separate class or series may take action on a matter at a meeting only if a quorum of those shares is present. For purposes of the foregoing, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class or series of stock entitled to vote on a matter, the holders of such class or series so present or represented may, by the affirmative vote of a majority of the voting power present or by action of the Chair, adjourn the meeting of such class or series with respect to that matter from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum of such class or series shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization.

1.6.1            The chair of the annual or any special meeting of the stockholders shall be the Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, any director designated by the Board of Directors. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.

1.6.2            The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the adjournment of any meeting in the chair’s discretion, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chair of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chair.

1.6.3            The chair may ask or require that anyone who is not a bona fide stockholder or proxyholder leave the meeting.

Section 1.7 Inspectors. Prior to any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation. Each inspector, before entering upon the discharge of such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

Section 1.8 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Except where applicable law or regulation (including the regulations of stock exchanges or similar bodies), the Certificate of Incorporation or these Bylaws require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a plurality of the votes of the shares of the class or series of stock present in person or represented by proxy at a meeting and entitled to vote for the relevant directors is required in order to elect such director.

Section 1.9 Nominations and Stockholder Proposals.

1.9.1            Nominations by the Board of Directors. The full and exclusive power and authority otherwise conferred upon the Board of Directors to evaluate director candidates and nominate persons to (a) stand for election by the holders of the Class A Common Stock, par value of $0.01 (voting), and the holder of the Special Class A Voting Stock, par value of $0.01 (voting) (such holders, collectively, the “Class A Holders”), to the Board of Directors, (b) fill vacancies on the Board of Directors in respect of directors elected by the Class A Holders (or appointed to fill a vacancy with respect thereto) or (c) fill vacancies on the Board of Directors in respect of newly created directorships (other than directors to be elected by the holders of the Class B Common Stock, par value of $0.01 (non-voting), and the Special Class B Voting Stock, par value of $0.01 (non-voting) (such holders, collectively, the “Class B Holders”)) shall be vested in the Nominating Committee of the Board of Directors and the subcommittees of such Nominating Committee in accordance with the Certificate of Incorporation. The full and exclusive power and authority to evaluate director candidates and nominate persons to (i) stand for election by the Class B Holders to the Board of Directors and (ii) fill vacancies on the Board of Directors in respect of directors elected by the Class B Holders (or appointed to fill a vacancy with respect thereto) shall be vested in the Board of Directors, subject in each case to the rights of the stockholders of the Corporation to make nominations in compliance with the procedures set forth in Section 1.9 of these Bylaws.

1.9.2            Stockholder Proposal and Nomination Procedures. For nominations of persons to stand for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder of record of the Corporation (a “Noticing Stockholder”) pursuant to clause (b) of Subsection 1.1.2 of these Bylaws, the Noticing Stockholder must have delivered timely notice thereof in proper form and in writing to the Secretary of the Corporation, and such other business must be a proper matter for action by holders of the class of stock held by such Noticing Stockholder. To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the Close of Business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of any subsequent annual meeting is advanced by more than 20 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the current year’s annual meeting and not later than the later of (a) the Close of Business on the 90th day prior to the current year’s annual meeting or (b) the Close of Business on the 10th day following the date on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting (or the public announcement of an adjournment, recess or postponement of any annual meeting) commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

1.9.3       To be in proper written form, a Noticing Stockholder’s notice to the Secretary of the Corporation must set forth:

1.9.3.1    If such notice pertains to the nomination of directors, as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director to be elected by the holders of the class of stock held by such Noticing Stockholder (the “Nominee”), (a) the Stockholder Information for such Nominee and any Family Member of such Nominee, or any Affiliate or Associate of such Nominee or any person acting in concert therewith, (b) all information relating to the Nominee that would be required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required pursuant to Section 14 under the Exchange Act, including ’the Nominee’s written consent to being named in the proxy statement as a nominee and to serving a full term as a director if elected, (c) a complete and accurate description of all direct and indirect compensation and other material monetary or non-monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Noticing Stockholder, the beneficial owner, if an, on whose behalf the nomination or proposal is made ((collectively with the Noticing Stockholder, the “Holders” and each a “Holder”), or any Stockholder Associated Person, on the one hand, and each proposed Nominee, and such Nominee’s respective Family Members, Affiliates and Associates, or others acting in concert therewith, on the other hand, including all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933 (the “Securities Act”) (or any successor provision) if any Holder or Stockholder Associated Person, were the “registrant” for purposes of such rule and the Nominee were a director or executive officer of such registrant, and (d) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 1.9.5 hereof;

1.9.3.2   As to any other business that the Noticing Stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of any proposal or business (including the text of any resolutions proposed to be considered and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting and any material interest in such business of Holders and each Stockholder Associated Person and (d) a description of all agreements, arrangements and understandings between such Holder and each Stockholder Associated Person and any other person or persons (including their names), if any, in connection with the proposal of such business by such Noticing Stockholder; and

1.9.3.3    As to the Holders:

(i)            the name and address of each Holder, as they appear on the Corporation’s books, and of any Stockholder Associated Person;

(i)            (A) the class, series and number of shares of the Corporation which are owned, directly or indirectly, beneficially and of record by each Holder and any Stockholder Associated Person (provided, that for purposes of this section, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has the right to acquire (whether such is right exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), and the number of shares that have been held by each Holder or Stockholder Associated Person, if any, for more than a year, (B) description of all profits interests, options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder thereof the acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or otherwise (each, a Derivative Instrument”), which are directly or indirectly owned or held, including beneficially, by each Holder or Stockholder Associated Person, if any, and any other direct or indirect opportunity for such stockholder, or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of stock or any other security of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder or Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each Holder or Stockholder Associated Person presently or within the last 12 months (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder or Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (F) any direct or indirect legal, economic or financial interest (including any short interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken (x) at any annual meeting or special meeting or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (G) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (H) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate, (I) any proportionate interest in shares of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership in which any Holder or Stockholder Associated Person is a general partner or is the managing member or, directly or indirectly, beneficially owns an interest in a general partner or in the manager or managing member of a limited liability company or similar entity, (J) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Synthetic Equity Positions, if any, as of the date of such notice, and (K) any direct or indirect legal, economic or financial interest (including short interest) in the Corporation, any Affiliate of the Corporation, any officer, director or employee of the Corporation or any Affiliate thereof, or any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (the information in clauses (A) to (K) of this Subsection 1.9.3.3(i) being referred to collectively as the “Stockholder Information”);

(ii)            a representation by the Noticing Stockholder that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(iii)            a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation;

(iv)            the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person to support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(v)            any other information relating to each Holder and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(vi)            if any Holder or any Stockholder Associated Person intends to engage in a solicitation with respect to a nomination or other business pursuant to Section 1.9 of these Bylaws, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and a representation that such Holder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Solicitation Statement”); and

(vii)            a representation as to the accuracy of the information set forth in the notice.

1.9.4       The Noticing Stockholder shall further update and supplement the information previously provided to the Corporation in the notice pursuant to Section 1.9.3 hereof, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the annual meeting and as of the date that is ten Business Days prior to the annual meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary at the Executive Offices of the Corporation not later than five Business Days after the later of the record date for notice of the annual meeting and the date a public announcement of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting), and not later than seven Business Days prior to the date for the annual meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned, recessed, rescheduled or postponed) (in the case of the update and supplement required to be made as of ten Business Days prior to the annual meeting or any adjournment, recess, rescheduling or postponement thereof). If the Noticing Stockholder has provided the Corporation with a Solicitation Statement in accordance with Section 1.9.3 of these Bylaws, the Noticing Stockholder shall deliver to the Corporation no later than seven Business Days prior to the date of the annual meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned, recessed, rescheduled or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

1.9.5       In addition to the other requirements of this Section 1.9, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.9) to the Secretary at the Executive Offices of the Corporation (a) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (b) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

1.9.6       The Corporation may also, as a condition to any such nomination or business being deemed properly brought before any meeting, require any Noticing Stockholder or any proposed Nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information (a) as may be reasonably required by the Board of Directors, in its sole discretion, to determine (i) the eligibility of such proposed Nominee to serve as a director and (ii) whether such Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (b) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Nominee.

1.9.7       General.

1.9.7.1    Only persons who are nominated in accordance with the procedures set forth in the Certificate of Incorporation or this Section 1.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Certificate of Incorporation or this Section 1.9, as applicable, and, if any proposed nomination or business is not in compliance with the Certificate of Incorporation or this Section 1.9, as applicable, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding anything to the contrary in these Bylaws, if the Noticing Stockholder (or a qualified representative of such stockholder does not appear at the annual meeting, as applicable, to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

1.9.7.2    Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.9. Nothing in this Section 1.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.9.7.3    For the avoidance of doubt, a stockholder may only make a proposal with respect to a matter as to which such stockholder is entitled to vote.

Section 1.10 Fixing Date for Determination of Stockholders of Record.

1.10.1     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.10.2     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action.

1.10.3     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, (i) the stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 1.11 to examine the list of stockholders required by this Section 1.11 or to vote in person or by proxy at any meeting of stockholders and (ii) failure to prepare or make available the list of stockholders shall not effect the validity of actions taken at the meeting.

Section 1.12 Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner provided by the previous sentence, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner provided by the previous sentence. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who were entitled to vote on such action as of the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.13 Meeting by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Article II
BOARD OF DIRECTORS

Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors of the Corporation shall be determined exclusively by resolution of the Board of Directors adopted in accordance with Section 2.7 of these Bylaws and which number shall initially be 15. Any increase in the number of directors to be elected by the Class A Holders must be by a number divisible by three (3), and the resolution approving such increase in directorships must provide for one-third ( 1/3) of such new directorships created by such increase to be filled by each of the Nominating Committee, the Class A-M Nominating Subcommittee and the Class A-C Nominating Subcommittee in accordance with Article Tenth of the Certificate of Incorporation. Directors must be natural persons at least eighteen (18) years of age but need not be stockholders of the Corporation.

Section 2.2 Election; Term of Office; Resignation; Removal; Newly Created Directorships; Vacancies; Director Emeritus.

2.2.1       Election; Term of Office. The Board of Directors shall be elected at each annual meeting of stockholders by the Class A Holders, except that, in accordance with Article Fourth of the Certificate of Incorporation, three directors shall be elected at such meeting by the Class B Holders. Each director shall hold office until such director’s successor is elected and qualified or until such director’s death, earlier resignation, removal or disqualification.

2.2.2       Resignation. Any director may resign at any time upon notice to the Board of Directors or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

2.2.3       Removal. Directors may be removed only as provided in paragraph (b) of Article Ninth of the Certificate of Incorporation.

2.2.4       Newly Created Directorships; Vacancies. Newly created directorships resulting from any increase in the authorized number of directors between annual meetings and any vacancy occurring in the Board of Directors shall be filled as provided in Section 2.1 of these Bylaws and Article Tenth of the Certificate of Incorporation.

2.2.5       Director Emeritus. The Board of Directors may, at its discretion, designate a retired director as Director Emeritus. Each designation shall be for a period of one year and may be renewed for additional one-year terms. A Director Emeritus shall provide consulting and advisory services to the Board of Directors as requested from time to time by the Board of Directors and may be invited to attend meetings of the Board of Directors, but shall not vote or be counted for quorum purposes or have any of the duties or obligations imposed on a director or officer of the Corporation under the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), the Certificate of Incorporation or these Bylaws or otherwise be considered a director of the Corporation. A Director Emeritus shall be entitled to benefits and protections in accordance with Section 8.4 of these Bylaws (Indemnification of Directors and Officers) and shall be compensated for his services and reimbursed for expenses incurred in his capacity as Director Emeritus as the Board of Directors shall from time to time establish.

2.2.6       Disqualification of Employee Directors. Any director who is an executive officer of the Corporation shall cease to be qualified to serve as a director of the Corporation, and such person’s term of office as a director of the Corporation shall automatically terminate, upon termination of such director’s employment with the Corporation for any reason; provided, however, that such person shall be eligible to be renominated for reelection or reappointment as a director in accordance with the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution; provided, however, that no action subject to the approval requirements of Section 2.7 of these Bylaws shall be taken at a regular meeting unless either (a) the consideration of such action was communicated to all directors at least two days prior the date of such meeting by any means permitted for transmission of notice to each director of any special meeting or (b) all directors absent from such meeting waived such inclusion in writing transmitted by any means permitted for transmission of notice to each director of any special meeting.

Section 2.4 Special Meetings.

2.4.1       Special meetings of the Board of Directors may be held, with proper notice, only upon the call of the Chair of the Board of Directors or of at least two members of the Board of Directors at such time and place as specified in the notice.

2.4.2       Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting; provided, however, that no action subject to the approval requirements of Section 2.7 of these Bylaws shall be taken unless either (a) the consideration of such action was reflected in the notice of such special meeting or (b) all directors absent from such meeting waived such inclusion in writing transmitted by any means permitted for transmission of notice to each director of any special meeting. Notice to each director of any special meeting shall be in writing and may be delivered in person; by telephone, facsimile, electronic mail or other means of wire or electronic transmission; or by mail or private carrier. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

Section 2.5 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

Section 2.7 Actions Requiring Supermajority Approval.

2.7.1       Specified Governance Actions. Except to the extent provided below in this Subsection 2.7.1, none of the following actions, which are referred to for purposes of these Bylaws as “Specified Governance Actions,” may be taken or permitted or caused to be taken unless approved by the Required Number of the members of the Board of Directors in accordance with these Bylaws:

(i)            Except as expressly provided in Article Tenth of the Certificate of Incorporation, the creation of, or any change to the powers and authority of, committees of the Board of Directors and the assignment of directors to committees of the Board of Directors and the removal of members of committees of the Board of Directors prior to the expiration of their terms; provided, however, that, notwithstanding this Subsection 2.7.1, the Board of Directors acting by majority vote pursuant to Section 2.6 of these Bylaws shall be empowered to take any of the foregoing actions to the extent such action is required in order to cause the powers, authority and composition of any committee of the Board of Directors to be in compliance with applicable law and the requirements of any national securities exchange or quotation system on which the Corporation’s equity securities are listed or traded;

(ii)            The removal and appointment and any material change in the salary, incentive plans and other forms of compensation of the Chief Executive Officer; provided, however, that if any such action is proposed but fails to obtain the approval of the Required Number of directors, the proposed action shall be referred to a committee of the Board of Directors composed of all of the directors who are Independent Directors (as such term is defined in the Certificate of Incorporation), and if at least two-thirds of the members of such committee vote to approve such action, (A) such action may be taken notwithstanding the failure to obtain the approval of the Required Number of directors and (B) the Board of Directors shall not revoke, rescind, cancel, amend, modify or limit such action or the committee’s authorization of such action without the approval of the Required Number of the members of the Board of Directors in accordance with these bylaws;

(iii)            The nomination of persons to stand for election by the Class B Holders and the filling of any vacancy created by the death, resignation, removal or retirement of any director elected by the Class B Holders (or appointed to fill a vacancy with respect thereto);

(iv)            Subject to subparagraph (b)(5)(iv) of Article Fourth of the Certificate of Incorporation and Section 2.1 of these Bylaws, any increase or decrease in the number of members of the Board of Directors;

(v)            Any relocation of any of the Corporation’s Executive Offices or North American Operational Headquarters to a location outside the greater metropolitan area of the relevant cities referred to in the definitions thereof;

(vi)            Any amendment, alteration or repeal of any provision of these Bylaws or the adoption of any Bylaw of the Corporation by the Board of Directors;

(vii)            Any approval, declaration of advisability or recommendation to stockholders of any amendment to the Certificate of Incorporation;

(viii)            Any declaration or payment of dividends on any class or series of capital stock of the Corporation, provided, however, that any regular quarterly cash dividend payable on a date consistent with past practice and in an amount no greater than the amount paid in the immediately preceding fiscal quarters shall only require the approval of the Board of Directors in accordance with Section 2.6 and shall not constitute a “Specified Governance Action”; and

(ix)            Entering into any transaction with any Affiliate of the Corporation or any Family Member of an Affiliate (other than compensation of directors as determined by the Board of Directors and salary and benefits to officers and employees in the ordinary course of business).

2.7.2       Transformational Actions. Except to the extent provided below in this Subsection 2.7.2, none of the following actions, which are referred to for purposes of these Bylaws as “Transformational Actions,” may be taken or permitted or caused to be taken unless approved by the Required Number of the members of the Board of Directors in accordance with these By-Laws:

(i)            Any acquisition or disposition, whether in a single transaction or a series of related transactions, by the Corporation or any Subsidiary or any agreement to acquire or dispose of, by merger or consolidation with, by purchase or sale of equity or assets, or by any other manner, (A) any business or any corporation, partnership, association or other business organization or division thereof, or (B) any other assets or properties (other than the sale of inventory in the ordinary course of business), in any such case either having an equity or enterprise value, or a purchase price in such transaction or transactions, in excess of 15% of the total assets of the Corporation and its Subsidiaries on a consolidated basis, as reported in its most recent quarterly consolidated balance sheet filed with the Securities and Exchange Commission;

(ii)            The sale, transfer or other disposition (whether directly by the Corporation or indirectly through any of its Subsidiaries) of any capital stock (or any securities convertible into or exchangeable for such capital stock) of either Molson Inc. or any of its successors (collectively, “Molson”) or Coors Brewing Company or any of its successors (collectively, “CBC”) or the issuance by Molson or CBC of any shares of its capital stock; provided, however, that the foregoing restrictions shall not apply to any such sale, transfer, disposition or issuance of capital stock of Molson or CBC, as the case may be, if, after giving effect thereto, the Corporation continues to own, either directly or together with its wholly-owned Subsidiaries, 100% of the capital stock of Molson or CBC, as the case may be;

(iii)            The sale, transfer or other disposition of all or substantially all of the assets of Molson or CBC (whether directly by Molson or CBC or indirectly through any of their respective Subsidiaries, and whether in a single transaction or in a series of related transactions);

(iv)            Any issuance of shares of common stock or preferred stock of the Corporation (or any securities convertible, exchangeable or exercisable for shares of common stock or preferred stock of the Corporation), other than (A) any issuance of common stock or preferred stock of the Corporation upon conversion, exchange or exercise of securities (including any Exchangeable Shares) exchangeable or exercisable for shares of common stock or preferred stock of the Corporation or (B) any issuance of Class B Common Stock pursuant to (1) an award granted under an employee benefit plan of the Corporation or (2) a registered public offering of such securities for consideration consisting solely of cash; and

(v)            Any adoption, approval or recommendation of any plan of complete or partial liquidation, merger or consolidation of the Corporation.

2.7.3       As used herein:

“Affiliate” means, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For this purpose, each “Beneficiary” (as such term is defined in the Voting Trust Agreement, to be dated as of the day on which the Effective Time (as defined in the Combination Agreement) occurs, by and among the trustee named therein and the other parties named therein, and the Exchangeable Shares Voting Trust Agreement, to be dated as of the day on which the Effective Time (as defined in the Combination Agreement) occurs, by and among the trustee named therein and the other parties named therein) shall be deemed to be an “Affiliate” of the Corporation, and “control” means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Exchangeable Shares” means the Class A non-voting exchangeable shares or the Class B non-voting exchangeable shares of Coors Canada Inc., a Canadian corporation, or any successor corporation.

“Executive Offices” means the executive offices of the Corporation in Montreal, Quebec and Denver, Colorado.

“Family Member” means, with respect to any person, such person’s grandparents, parents, mother-in-law, father-in-law, husband, wife, brothers, sisters, brothers-in-law, sisters-in-law, sons-in-law, daughters-in-law, children, grandchildren, aunts, uncles, nieces, nephews and first cousins.

“North American Operational Headquarters” means, with respect to the Corporation’s Canadian business, Toronto, Ontario, and with respect to the Corporation’s U.S. Business, Golden, Colorado.

“Required Number” means two-thirds (2/3) of the total authorized number of directors, from time to time, including any vacancies; provided, that if such number is not a whole number, then the Required Number shall be rounded up to the next whole number.

“Subsidiary” means, when used with reference to any party, any person of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests the holders of which are generally entitled to vote for the election of directors or members of any other governing body of such person or, in the case of any person that is a partnership, such party is a general partner of such partnership.

Section 2.8 Organization. The Chair of the Board of Directors or, in his absence, any director chosen by a majority of the directors present, shall act as chair of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chair shall act as secretary of each meeting of the Board of Directors.

Section 2.9 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors acting by majority vote pursuant to Section 2.6 of the Bylaws shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefore.

Article III
COMMITTEES

Section 3.1 Committees. Subject to Section 2.7 of these Bylaws and the Certificate of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may, subject to Section 2.7 of these Bylaws and the Certificate of Incorporation, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the Certificate of Incorporation, any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the Nominating Committee established pursuant to the Certificate of Incorporation, without limiting the foregoing and subject to the Certificate of Incorporation, the Board shall designate the following committees: Audit Committee and Compensation Committee.

Section 3.2 Committee Rules. Subject to the Certificate of Incorporation, unless the Board of Directors otherwise provides, each committee may adopt, amend and repeal rules for the conduct of its business that are not inconsistent with these Bylaws or the Certificate of Incorporation. In the absence of a provision by the Board of Directors or a provision in the rules of such committee, these Bylaws or the Certificate of Incorporation to the contrary, a majority of the entire number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws, including Section 2.9. Each committee shall prepare minutes of its meetings which shall be delivered to the Secretary of the Corporation for inclusion in the Corporation’s records.

Section 3.3 Audit Committee.

3.3.1       The Audit Committee shall have at least three members and shall be comprised solely of “independent directors” within the meanings of (a) the rules and regulations of the New York Stock Exchange (or any other securities exchange or broker quotation system on which securities of the Corporation are listed from time to time (each, an “Applicable Exchange”) pertaining to audit committees of listed companies and (b) the rules and regulations of the Securities and Exchange Commission regarding audit committee members. All members of the Audit Committee shall meet the financial literacy requirements of each Applicable Exchange, and at least one member of the Audit Committee shall be an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K under the Exchange Act (or any successor rule, regulation or provision of law).

3.3.2       The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to oversee management of the Corporation regarding: (a) the conduct and integrity of the Corporation’s financial reporting to any governmental or regulatory body, the public or other users thereof; (b) the Corporation’s systems of internal control or financial reporting and disclosure controls and procedures; (c) the qualifications, engagement, compensation, independence and performance of the Corporation’s independent auditors, their conduct of the annual audit, and their engagement for any other lawful services; (d) the Corporation’s legal and regulatory compliance; and (e) the preparation of the audit committee report required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement. The Audit Committee shall have such other responsibilities, and such additional powers and authority, (i) as are required under the rules and regulations of each Applicable Exchange and/or the Securities and Exchange Commission, (ii) as are normally incident to the functions of an audit committee or (iii) subject to Section 2.7 of these Bylaws and the Certificate of Incorporation, as may be determined by the Board of Directors or set forth in the rules for conduct of Audit Committee business adopted pursuant to Section 3.2 of these Bylaws from time to time.

3.3.3       In discharging its role, the Audit Committee shall be empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Corporation. The Audit Committee shall have the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Corporation shall provide adequate resources to support the Audit Committee’s activities, including compensation of the Audit Committee’s outside counsel, independent auditors and other advisors. The Audit Committee shall have the sole authority to retain, compensate, direct, oversee and terminate outside counsel, independent auditors and other advisors hired to assist the Audit Committee, who shall be accountable ultimately to the Audit Committee.

Section 3.4 Compensation Committee.

3.4.1       The Compensation Committee shall be composed of at least three Independent Directors. Subject to Section 2.7 of these Bylaws, the Compensation Committee shall assist the Board of Directors in overseeing the Corporation’s management compensation policies and practices, including (a) reviewing and approving compensation levels for the Corporation’s executive officers; (b) reviewing and approving management incentive compensation policies and programs; (c) reviewing and approving equity compensation programs for the Corporation’s employees, and exercising discretion in the administration of such programs; and (d) producing an annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

3.4.2       The Compensation Committee shall have such powers and authority as necessary to carry out the foregoing responsibilities and, subject to Section 2.7 of these Bylaws and the Certificate of Incorporation, shall have such other responsibilities, and such other powers and authority, as may be determined by the Board of Directors.

Article IV
OFFICERS AND CHAIR OF THE BOARD

Section 4.1 Officers; Election. The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer and a Chief Legal Officer, and the Board of Directors shall have the power to elect, or delegate to the Chief Executive Officer the authority to appoint, a President, one or more Vice Presidents (Executive, Senior or otherwise), the Secretary, the Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise. Each officer shall be a natural person who is 18 years of age or older.

Section 4.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing such officer (or unless otherwise determined in connection with the appointment of such officer), each officer shall serve until such officer’s death, resignation, retirement or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Subject to Section 2.7 of these Bylaws, the Board of Directors may remove any officer with or without cause at any time, and any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Subject to Section 2.7 of these Bylaws, any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer elected or appointed to fill a vacancy shall serve for the unexpired term of such officer’s predecessor, or until such officer’s earlier death, resignation or removal.

Section 4.3 Temporary Delegation of Duties. In the case of the absence of any officer, or his inability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, subject to Section 2.7 of the Bylaws, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the directors then in office concur and that no such delegation shall result in giving to the same person conflicting duties.

Section 4.4 Chair. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.

Section 4.5 Vice Chair. The duty of any Vice Chair of the Board of Directors shall be to fulfill the duties of the Chair in the Chair’s absence or disability.

Section 4.6 Appointment and Removal of Chair and Vice Chair. The persons serving on the Class A-C Nominating Subcommittee of the Corporation and on the Class A-M Nominating Subcommittee of the Corporation (in each case as defined in and constituted pursuant to the Certificate of Incorporation), respectively, in each case acting (for purposes of this Section 4.6) as a committee of the Board of Directors, shall have the power and authority, which power and authority shall be alternately vested in those committees and transferred between them at the end of each Biennial Period as further described below, to appoint a director to serve as Chair of the Board of Directors and to remove any director then serving as Chair of the Board of Directors from that position (but not from such person’s position as director). Such power and authority shall be vested in the Class A-M Nominating Subcommittee during the first Biennial Period, the Class A-C Nominating Subcommittee during the second Biennial Period and shall continue to alternate between those committees during each Biennial Period thereafter. Whichever of the Class A-C Nominating Subcommittee or the Class A-M Nominating Subcommittee that for any Biennial Period does not have the power and authority to appoint the Chair of the Board of Directors shall have the power and authority to appoint a director to serve as Vice Chair of the Board of Directors for that Biennial Period and to remove any director then serving as Vice Chair of the Board of Directors from that position (but not from such person’s position as a director). As used herein, “Biennial Period” means, (a) first, the period commencing on the Effective Time (as defined in the Combination Agreement) and ending on the last day of the fiscal year in which the Chief Executive Officer serving at the Effective Time ceases to hold such office, (b) second, the period commencing immediately following the last day of the first Biennial Period referred to in clause (a) and ending on the third annual meeting of stockholders of the Corporation held after the commencement of the second Biennial Period, and (v) thereafter, the period commencing immediately following the last day of the previous Biennial Period and ending on the date of the second annual meeting of stockholders of the Corporation held thereafter.

Section 4.7 Chief Executive Officer. The Chief Executive Officer shall have active and general supervision and management over the business and affairs of the Corporation and shall have full power and authority to act for all purposes for and in the name of the Corporation and its subsidiaries in all matters, except where action of the Board of Directors is required by the DGCL, the Certificate of Incorporation, these Bylaws, or resolutions of the Board of Directors. Without limiting the foregoing, the Chief Executive Officer shall have all power and authority necessary to fulfill the Chief Executive’s Officer’s duties under applicable federal or state securities laws or exchange or other market listing requirements.

Section 4.8 Chief Financial Officer. The Chief Financial Officer shall have the authority and duty to exercise active and general supervision and management of the financial affairs of the Corporation and its subsidiaries. Without limiting the foregoing, the Chief Financial Officer shall have all power and authority necessary to fulfill the Chief Financial Officer’s duties under applicable federal or state securities laws or exchange or other market listing requirements.

Section 4.9 Chief Legal Officer. The Chief Legal Officer shall have the authority and duty to exercise active and general supervision and management of the legal affairs of the Corporation and its subsidiaries. Without limiting the foregoing, the Chief Legal Officer shall have all power and authority necessary to fulfill the Chief Legal Officer’s duties under applicable federal or state securities laws or exchange or other market listing requirements.

Section 4.10 Other Officers. Other officers shall have such powers and shall perform such duties as may, from time to time, be assigned to them by the Board of Directors or the Chief Executive Officer and as may be required by the DGCL.

Section 4.11 Compensation. Subject to Section 2.7.1(ii) of these Bylaws, the compensation of the Chief Executive Officer shall be fixed or authorized by the Board of Directors and the compensation of the other executive officers shall be fixed or authorized by the Compensation and Human Resources Committee. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Article V
STOCK

Section 5.1 Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chair of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any and all the signatures on the certificate may be by a facsimile. In case any officer, Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, Transfer Agent or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such form and amount (not exceeding twice the value of the stock represented by such certificate) and with such surety and sureties as the secretary may require in order to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3 Transfer of Stock. Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Corporation otherwise has notice, shares of the Corporation shall be transferable on the books of the Corporation upon presentation to the Corporation or to the Corporation’s Transfer Agent of a stock certificate signed by, or accompanied by an executed assignment form signed by, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the DGCL. The Corporation may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Corporation or to the Corporation’s Transfer Agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Corporation to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

Section 5.4 Preferred Stock. Shares of preferred stock shall be issued by the Corporation only after filing a Preferred Stock Designation described in paragraph (c) of Article Fourth of the Corporation’s Certificate of Incorporation with the Delaware Secretary of State and satisfying all other requirements of the Certificate of Incorporation and the DGCL with respect thereto.

Section 5.5 Holders of Record. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Delaware.

Section 5.6 Shares Held for the Account of a Specified Person or Persons. The Board of Directors may adopt a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

Article VI
EXECUTION OF INSTRUMENTS; CHECKS AND ENDORSEMENTS; DEPOSITS; ETC.

Section 6.1 Execution of Instruments. Except as otherwise provided by the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 6.2 Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

Section 6.3 Attestation. All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Corporation except the officer who signs on behalf of the Corporation.

Section 6.4 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Corporation and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

Section 6.5 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

Section 6.6 Voting of Securities and Other Entities. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Corporation holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Corporation, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity. Notwithstanding the foregoing, no officer may exercise any of the foregoing rights to the extent such exercise would result in the taking of an action set forth in Section 2.7 of these Bylaws in absence of the approval of the Required Number of the Board of Directors referred to in such Section.

Article VII
DIVIDENDS AND OTHER DISTRIBUTIONS

Section 7.1 Dividends and Other Distributions. Subject to the provisions of the DGCL, the Certificate of Incorporation and Section 2.7 of these Bylaws, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Corporation shall render advisable.

Article VIII
MISCELLANEOUS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2 Seal. The Corporation may have a corporate seal and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (a) in the case when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (b) in the case when the person attends the meeting for the purpose of objecting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, the person objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.4 Indemnification of Directors and Officers.

8.4.1       Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation (including any member of the Nominating Committee and any subcommittee thereof provided for in the Certificate of Incorporation) or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of litigating such suit. A Director Emeritus shall be considered to be a director of the Corporation for all purposes of this Section 8.4.

8.4.2       Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law promptly pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this Section 8.4 or otherwise.

8.4.3       Nonexclusivity of Rights. The rights conferred on any Covered Person by this Section 8.4 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.4.4       Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.4.5       Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 8.4 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.4.6       Other Indemnification and Prepayment of Expenses. This Section 8.4 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify persons other than Covered Persons and to advance expenses to such other persons when and as authorized by appropriate corporate action.

8.4.7       Insurance. The Corporation may purchase and maintain insurance on behalf of any person that the Corporation is permitted to indemnify in accordance with these Bylaws against any liability asserted against any such person and incurred by such person whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest through stock ownership or otherwise.

Section 8.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.6 Prohibited Transactions. For so long as the Corporation is a publicly-traded company or subject to applicable federal or state securities laws or exchange or other market listing requirements, no extensions of credit in the form of personal loans or other prohibited forms of assistance under Section 402 of the Sarbanes-Oxley Act of 2002 or other applicable federal or state securities laws or exchange or other market listing requirements may be made to a director or executive officer of the Corporation.

Section 8.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 8.8 Record of Stockholders. The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Corporation’s stockholders, in a form that permits preparation of a list of stockholders that is arranged by class of stock entitled to vote and, within each such class, by series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each stockholder.

Section 8.9 Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s Transfer Agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or Transfer Agent.

Section 8.10 Amendment of Bylaws.

8.10.1            Subject to Section 2.7 of these Bylaws, the Board of Directors is authorized to adopt, amend or repeal these Bylaws at any regular meeting of the Board of Directors; provided, however, that Section 2.7 and Section 4.6 of these Bylaws and this Section 8.10 may only be amended or repealed by the vote of the Class A Holders in accordance with Subsection 8.10.2 of these Bylaws.

8.10.2            The Class A Holders may, by the affirmative vote of holders representing at least a majority of the votes entitled to be cast by all Class A Holders, adopt additional Bylaws and may amend or repeal any Bylaw, whether or not adopted by them. The power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Certificate of Incorporation or an amendment to these Bylaws by the Class A Holders that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the Class A Holders.

Section 8.11 Gender. The masculine gender if and when used in these Bylaws is used as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

Section 8.12 Definitions; Interpretations. For purposes of these Bylaws,

“Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Denver, Colorado or Montreal, Quebec are authorized or obligated by law or executive order to close;

“Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

“delivery” of any notice or materials by a stockholder as required to be “delivered” shall mean, both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the Executive Offices of the Corporation and (b) electronic mail to the Secretary;

“public announcement” means disclosure in a press release issued by the Corporation that is reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“qualified representative” of a stockholder of the Corporation shall mean, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Corporation.

“Stockholder Associated Person” means, as to any Holder, (a) any person acting in concert with such Holder, (b) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, and (c) any Family Member of such Holder or an Affiliate or Associate of such Holder.

Terms not otherwise defined in these Bylaws shall have the meanings set forth in the DGCL. For purposes of these Bylaws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (a) the statute or regulation as amended from time to time (except as context may otherwise require) and (b) any rules or regulations promulgated thereunder.

Section 8.13 Forum Selection.

8.13.1            Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine or (e) any other action asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and agree to comply with, the provisions of this Section 8.13.

8.13.2            If any action or proceeding the subject matter of which is within the scope of Subsection 8.13.1 of these Bylaws is filed in a court other than in accordance with the above provision (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Subsection 8.13.1 of these Bylaws (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

8.13.3            Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director or officer or other employee of the Corporation.

Adopted: May 19, 2022